UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 3, 2009

Quest Minerals & Mining Corp.
(Exact name of registrant as specified in its charter)

Utah	000-32131	87-0429950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18B East 5th Street, Paterson, NJ	07524
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (973) 684-0075

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events

The board of directors of Quest has approved a 1-for-100 reverse stock split of its currently outstanding shares of common stock.  The pre-split total shares of common stock outstanding was 1,1,62,945,271 and post-split total shares of common stock outstanding will be 11,629,453 (subject to adjustment for settlement of fractional shares, which will be rounded up to the nearest whole share).  On August 3, 2009, we received notice from FINRA/OTC Corporate Actions that the reverse stock split take effect at the open of business on August 4, 2009.  Our new symbol on this date will be “QMIN.PK.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST MINERALS & MINING CORP.
(Registrant)

Date: August 3, 2009	By:	/s/ Eugene Chiaramonte, Jr.
Eugene Chiaramonte, Jr., President